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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Aerial Communications, Inc., of our reports dated January 27, 1999 (except with respect to the matter discussed in Note 10, as to which the date is March 15, 1999), included or incorporated by reference in the Aerial Communications, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.



                                                            ARTHUR ANDERSEN LLP





Chicago, Illinois
December 22, 1999